Exhibit 10.1

SECOND AMENDED AND RESTATED
UNCONDITIONAL GUARANTY AGREEMENT

THIS SECOND AMENDED AND RESTATED UNCONDITIONAL GUARANTY AGREEMENT, made effective as of the 31st day of December, 2004, by OUTBACK STEAKHOUSE, INC., a Delaware corporation (the "Guarantor"), to and for the benefit of BANK OF AMERICA, N.A., a national banking association (hereinafter referred to as "the Bank").

W I T N E S S E T H:

WHEREAS, Guarantor is in the business of operating and franchising Outback Steakhouse restaurants in various locations, including, without limitation, the State of California; and

WHEREAS, Guarantor desires that the development and opening of Outback Steakhouse restaurants in the State of California be accelerated for the direct financial benefit of Guarantor and, in order to accelerate the development and opening of Outback Steakhouse restaurants in the State of California, Guarantor has agreed to act as a guarantor for a loan to provide funds for the development and opening of such restaurants; and

WHEREAS, Bank has made or has agreed to grant a certain line of credit (the "Loan") in the maximum aggregate principal amount (subject to the terms and conditions of the Loan Agreement, as hereinafter defined) of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) to T-BIRD NEVADA, LLC, a Nevada limited liability company hereinafter referred to as "Borrower," for the development and opening of Outback Steakhouse restaurants in the State of California, pursuant to the terms of a certain Second Amended and Restated Loan Agreement between Borrower and Bank, and joined in by Guarantor, dated of even date herewith (the "Loan Agreement"); and

WHEREAS, in consideration of the Bank's agreement to extend the Loan to the Borrower and thereby benefit the Guarantor, the Guarantor has agreed to absolutely and unconditionally guaranty (i) the payment and performance obligations of Borrower under that certain Second Amended and Restated Promissory Note in the original principal amount of $35,000,000.00 executed by Borrower in favor of the Bank dated of even date herewith (the "Note"), the Loan Agreement and all other documents executed by Borrower in connection therewith (the "Documents"), and (ii) costs and expenses incurred by the Bank as set forth in Paragraph 9 herein;

NOW, THEREFORE, for and in consideration of the premises, and in order to induce the Bank to enter into the Loan Agreement and other documents evidencing and/or securing the Loan, the Guarantor hereby:

1.  Unconditionally and absolutely guarantees (i) the prompt and punctual payment of the Loan, and (ii) the due and punctual performance and observance by Borrower of all of the other terms, covenants and conditions imposed on Borrower by the Loan Agreement or any of the other Documents, whether according to the present terms thereof, at any earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any other change or changes in the terms, covenants and conditions thereof now or at any time hereafter made or granted. This Guaranty shall be deemed continuing and shall apply whether or not the obligations guaranteed hereby are secured by security agreements, mortgages, securities or any other type or kind of security and whether or not such security is acquired in the regular course of business, by pledge or other collateral agreement or by purchase and whether or not any security is endorsed with or without recourse.

2.  Waives diligence, presentment, protest, notice of dishonor, extension of time of payment, notice of acceptance of this Guaranty, nonpayment at maturity, and consents to any and all forbearance and extensions of the time of payment of any of the obligations or indebtedness hereby guaranteed and any and all changes in the terms, covenants and conditions thereof and of the Loan Agreement or other Documents hereinafter made or granted and to any and all substitutions, exchanges or releases of all or any part of the collateral therefor; it being the intention hereof that, except as expressly provided herein, the Guarantor shall remain liable hereunder until the terms, covenants and conditions of each of the Loan Agreement and the other Documents shall have been fully performed and observed by Borrower, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Guarantor. The Guarantor hereby expressly consents to the extension, from time to time, of the time of payment in full or in part of any and all of the obligations and indebtedness guaranteed hereby, and hereby waives notice to, or obtaining the consent of, the Guarantor. Such extension or extensions may be longer than the time for repayment in the original obligations. The Guarantor further agrees that this Guaranty shall apply with equal force and effect to any renewal or renewals, re-casting, restructuring or consolidation of any of such obligations or indebtedness.

3.  Agrees that if at any time all or any part of any payment theretofore applied by the Bank to any indebtedness or liability of Borrower is, or must be, rescinded or returned by the Bank for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of Borrower, such indebtedness or liability shall for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in

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existence notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such indebtedness or liability as though such application had not been made.

4.  Agrees that no act or omission of any kind by the Bank, or any agent, officer or employee of the Bank, or any of them, shall affect or impair this Guaranty and neither the Bank, nor any such agent, officer or employee of the Bank shall have any duties to the Guarantor. The Guarantor hereby agrees that its obligation hereunder shall be absolute and primary and shall be complete and binding as to the Guarantor upon this Guaranty being executed by it and subject to no conditions precedent or otherwise. This Guaranty contains the full agreement of the Guarantor and is not subject to any oral conditions.

5.  Agrees that this Guaranty may be enforced by the Bank without first resorting to or exhausting any other security or collateral or without first having recourse on the Note, the Loan Agreement or any other Documents, or any of them, or any property or security covered by any of the Documents; provided, however, that nothing herein contained shall prevent the Bank from first suing on the Note, the Loan Agreement or any other Documents, or any of them.

6.  Agrees that the Bank may, from time to time, without notice to the Guarantor, assign or transfer any or all of the obligations guaranteed hereby or any interest therein; and notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such obligations shall be and remain obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of such obligations, or of any interest therein, shall, to the extent of the interest of such assignee or transferee in such obligation, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Bank.

7.  Agrees that the obligations of the Guarantor hereunder shall be continuing and irrevocable. No modification or waiver hereof shall be binding upon the Bank unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Bank.

8.  Agrees that this Guaranty shall be construed in accordance with and governed by the laws of the State of Florida. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

9.  Agrees to pay all reasonable costs and expenses of every kind incurred by the Bank in (a) enforcing this Guaranty, (b) enforcing the Bank's rights under

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the Loan Agreement, or any of the other Documents, and (c) realizing on or protecting any collateral from time to time pledged for this Guaranty. "Costs and expenses" as used herein shall include, without limitation, the reasonable attorneys' and legal assistants' fees incurred by the Bank in retaining counsel for advice, suit, appeal or any insolvency or other proceedings under the Federal the Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

10.  Agrees that this Guaranty shall inure to the benefit of the Bank, and its respective successors and assigns and shall be binding upon and enforceable against the Guarantor and its successors and assigns.

11.  Agrees that promptly after the occurrence thereof subsequent to the date of the most recent financial statements provided to the Bank by the Guarantor, the Guarantor shall be obligated to provide the Bank with written notification of any change in the condition of the Guarantor, financial or otherwise, which materially adversely affect the ability of the Guarantor to perform under this Guaranty, other than changes occurring in the ordinary course of business, none of which changes shall have been materially adverse.

12.  Agrees to deliver to Bank the annual audited financial statements of Guarantor that are required by the Loan Agreement.

13.  Agrees to deliver to the Bank each year a copy of the Guarantor's annual income tax return within forty-five (45) days after the same is filed with the Internal Revenue Service.

14.  Represents to the Bank that there is not now pending against or affecting the Guarantor, nor to the knowledge of the Guarantor is there threatened, any action, suit or proceeding at law or in equity or by or before any governmental authority (domestic or foreign) or any administrative agency which, if adversely determined, would materially impair or affect the Guarantor's financial condition or operations.

15.  If the Borrower defaults under any of the Loan Documents, and the Guarantor pays Bank in full for all Indebtedness (as hereinafter defined), Bank agrees, at the request of Guarantor, to: (i) endorse by allonge the Note (without recourse or warranty) to Guarantor (or its nominee or designee); (ii) deliver or cause to be delivered to Guarantor all Loan Documents held by or on behalf of the Bank, and execute in favor of Guarantor or its designee assignment documentation, in form and substance reasonably acceptable to Guarantor, at the sole cost and expense of Guarantor, to assign the Loan and its rights under the Loan Documents (without recourse, representations or warranties, except for representations as to the outstanding balance of the Loan, Bank’s ownership of the Loan, and Bank’s not having assigned or encumbered its rights in the Loan); (iii) deliver to Guarantor (or its nominee or designee) executed originals of each of the Loan Documents that are

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in Bank’s possession; and (iv) assign and transfer to the Guarantor all of Bank's right, title and interest in and to all security deposits, escrow accounts, proceeds of impound accounts and all other cash amounts held by Bank on behalf of the Borrower with respect to the Loan, if any (excluding any amounts representing unfunded holdbacks of any portion of the Loan). In connection with any such assignment, Guarantor shall assume the obligations of Bank under the Loan Documents and agrees to indemnify and hold harmless Bank from and against any and all claims arising under the Loan Documents from and after the effective date of such assignment (except for claims arising from the willful misconduct or fraud of Bank or from a breach or violation of Bank’s representations). For the purposes of this Section 15, the term “Indebtedness” shall mean, all obligations or indebtedness under the Loan Documents, including but not limited to the outstanding principal balance of the Loan, together with all accrued interest due thereon, reasonable Costs and Expenses of every kind incurred by the Bank in (a) enforcing this Guaranty, (b) enforcing the Bank's rights under the Loan Agreement, or any of the other Documents, and (c) realizing on or protecting any collateral from time to time pledged for the Loan or this Guaranty.

16.  Agrees that this Guaranty may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts together constitute one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

17.  Agrees that this Guaranty amends and restates the Amended and Restated Unconditional Guaranty Agreement dated February 6, 2001 from Guarantor in favor of Bank.

IN WITNESS WHEREOF, the Guarantor has caused this Second Amended and Restated Guaranty Agreement to be duly executed as of the date first above written.

WITNESSES:	OUTBACK STEAKHOUSE, INC., a
Delaware corporation

By:
, as its

(Corporate Seal)

“GUARANTOR”

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